UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2005

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On March 21, 2005, Associated Banc-Corp, a Wisconsin Corporation (“Associated”), issued a joint press release with State Financial Services Corporation (“State Financial”), which announced that their respective Boards of Directors have approved, and the parties have executed, an Agreement and Plan of Merger (the “Merger Agreement”) between Associated and State Financial pursuant to which State Financial will merge with and into Associated. Under the terms of the Merger Agreement, State Financial shareholders will receive 1.2 shares of Associated common stock for each share of State Financial common stock they hold.

The completion of the merger is subject to various customary closing conditions, including obtaining the approval of State Financial’s shareholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the approval of the State of Wisconsin Department of Financial Institutions and the Federal Reserve Board.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety and the foregoing description of the merger is qualified in its entirety by reference to such press release.

Associated will file the information required by Item 1.01 in a separate Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

     (c)  Exhibits

          The following exhibit is filed herewith:

          Exhibit 99.1 – Joint press release issued by Associated and State Financial announcing the approval of the Agreement and Plan of Merger by their respective Boards of Directors and execution of the Merger Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)
Date March 21, 2005	By /s/ Brian R. Bodager
(Signature)* Brian R. Bodager Chief Administrative Officer, General Counsel & Corporate Secretary

* Print name and title of the signing officer under his signature.